UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 29, 2016

Date of Report

(Date of earliest event reported)

THE STAFFING GROUP LTD.

(Exact name of Registrant as specified in its Charter)

Nevada	333-185083	99-0377457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Townpark Drive, Suite 300, Kennesaw, GA 30144

(Address of Principal Executive Offices)

(678) 881-0834

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On March 29, 2016, with an effective date of April 5, 2016, the Company entered into a Senior Secured Revolving Credit Facility Agreement (the “Credit Agreement”) with TCA Global Credit Master Fund, LP, a Cayman Islands limited partnership (“TCA”), pursuant to which TCA agreed to loan up to a maximum of three million dollars ($3,000,000.00) to us for working capital purposes. A total of $1,300,000 was funded by TCA in connection with the closing. The amounts borrowed pursuant to the Credit Agreement are evidenced by a Senior Secured Revolving Convertible Promissory Note (the “Revolving Note”), the repayment of which is secured by Security Agreements executed by us and our 51% owned subsidiary, The Staff Fund I, LLC. Pursuant to the Security Agreements, the repayment of the Revolving Note is secured by a security interest in substantially all of our assets in favor of TCA. The initial Revolving Note in the amount of $1,300,000 is due and payable along with interest thereon on October 5, 2016, and bears interest at the minimum rate of 12% per annum, increasing to 18% per annum upon the occurrence of an Event of Default, as defined in the Credit Agreement. Upon an Event of Default, TCA shall have the right to convert all or any portion of the Revolving Note into shares of the Company’s common stock. The conversion rate shall be 85% of the lowest VWAP of the Company’s stock for the five days preceding the conversion date. We also agreed to pay TCA an advisory fee of $750,000, payable in shares of the Company’s Series B Preferred Stock.

On April 1, 2016, the Company entered into an Agreement for Purchase and Sale of Assets (the “Agreement”) with Labor Smart, Inc. (the “Seller”). Pursuant to the Agreement, the Company will purchase from the Seller the operating assets of four (4) branch locations, which shall only include customer lists, title to certain leases for real or personal property, contracts, fixed assets, and business records (collectively the “Purchased Assets”). The Seller shall retain all open accounts receivable of the Purchased Assets. In consideration for the Purchased Assets, the Company shall pay to the Seller a purchase price equal to $2,915,000.00, paid as follows: (i) $890,890.00 in cash, (ii) 600,000 shares of the Company’s common stock at a cost basis of $1.80 per share, (iii) a promissory note executed by the Company in favor of the Seller inthe amount of $755,000.00, (iv) payoff of certain of the Seller’s outstanding debt totaling $29,110.00, and (v) direct payment to IRS on behalf of the Sellerin the amount of $160,000.00 (the “Purchase Price”).

The foregoing is qualified in its entirety by reference to the Senior Secured Revolving Credit Facility Agreement, a copy of which is filed herewith as Exhibit 10.1, and the Senior Secured Revolving Convertible Promissory Note, a copy of which is filed herewith as Exhibit 10.2, and the Agreement for Purchase and Sale of Assets, a copy of which is filed herewith as Exhibit 10.3.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 1, 2016, the Company closed the Agreement described in Item 1.01 above and on April 5, 2016, the Purchase Price was released from escrow.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
10.1	Senior Secured Revolving Credit Facility Agreement
10.2	Senior Secured Revolving Convertible Promissory Note
10.3	Agreement for Purchase and Sale of Assets

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE STAFFING GROUP LTD.

Date:	April 6, 2016	By:	/s/ Kimberly Thompson
		Name:	Kimberly Thompson
		Title :	Chief Executive Officer

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